EXHIBIT 99.1
January 30, 2025
NEWS FOR IMMEDIATE RELEASE
CONTACT: ERIC J. DOSCH, CFO
985.375.0308

First Guaranty Bancshares, Inc. Announces Fourth Quarter and Fiscal Year 2024 Results

Hammond, Louisiana, January 30, 2025 – First Guaranty Bancshares, Inc. ("First Guaranty") (NASDAQ: FGBI), the holding company for First Guaranty Bank, announced its unaudited financial results for the quarter and year ending December 31, 2024.

Financial Highlights for the fourth quarter and year ending December 31, 2024, are as follows:

•First Guaranty continued with its new business strategy previously announced on July 23, 2024. In the fourth quarter of 2024, noninterest expense totaled $17.9 million, a decline of $1.8 million from the third quarter of 2024 and a decline of $2.7 million from the second quarter of 2024. Salaries and benefits expense totaled $7.9 million in the fourth quarter of 2024 which was $2.2 million lower than the third quarter of 2024 and $2.6 million lower than the second quarter total of $2024. Full-time equivalent employees totaled 399 at December 31, 2024, a decline of 92 employees, or 19% compared to 491 at December 31, 2023.

•First Guaranty loan balances declined to $2.69 billion at December 31, 2024 compared to $2.77 billion at September 30, 2024 and $2.83 billion at June 30, 2024. The reduction in loan balances occurred due to participations, payoffs, write offs, loan sales and loan amortization. This planned reduction was part of First Guaranty’s strategy to reduce loan concentration risk particularly related to commercial real estate loans. Total real estate secured loans declined to $2.14 billion at December 31, 2024 compared to $2.16 billion at September 30, 2024 and $2.18 billion at June 30, 2024. First Guaranty’s unfunded loan commitments for commercial real estate construction declined to $72 million at December 31, 2024 compared to $108 million at September 30, 2024 and compared to $147 million at June 30, 2024. First Guaranty anticipates continuing to reduce commercial real estate secured loans in 2025.

•Total assets increased $420.0 million and were $4.0 billion at December 31, 2024 compared to $3.6 billion at December 31, 2023. Total loans at December 31, 2024 were $2.7 billion, a decrease of $54.9 million, or 2.0%, compared with December 31, 2023. Total deposits were $3.5 billion at December 31, 2024, an increase of $467.2 million, or 15.5%, compared with December 31, 2023. Retained earnings were $73.0 million at December 31, 2024, an increase of $5.0 million compared to $68.0 million at December 31, 2023. Shareholders' equity was $255.0 million and $249.6 million at December 31, 2024 and December 31, 2023, respectively.

•Net income for the fourth quarter of 2024 and 2023 was $1.0 million and $1.3 million, respectively, a decrease of $0.3 million or 22.5%. Net income for the years ended December 31, 2024 and 2023 was $12.4 million and $9.2 million, respectively, an increase of $3.2 million or 35.0%.

•Earnings per common share were $0.03 and $0.06 for the fourth quarter of 2024 and 2023, respectively, and $0.81 and $0.62 for the years ended December 31, 2024 and 2023, respectively. Total weighted average shares outstanding were 12,504,717 and 11,587,810 for the fourth quarter of 2024 and 2023, respectively, and 12,501,035 and 11,165,303 for the years ended December 31, 2024 and 2023, respectively.

•The allowance for credit losses was 1.29% of total loans at December 31, 2024 compared to 1.13% at December 31, 2023.

•Net interest income for the fourth quarter of 2024 was $22.6 million compared to $21.0 million for the same period in 2023. Net interest income for the year ended December 31, 2024 was $88.4 million compared to $84.7 million for the year ended December 31, 2023.

•The provision for credit losses for the fourth quarter of 2024 was $6.0 million compared to $2.2 million for the same period in 2023. The provision for credit losses for the year ended December 31, 2024 was $20.0 million compared to $3.7 million for the year ended December 31, 2023.

•Charge-offs were $18.6 million during the year ended December 31, 2024 and $6.0 million during 2023. Recoveries totaled $0.9 million during the year ended December 31, 2024 and $1.4 million during 2023.

•Net gains on the sale of loans for the years ended December 31, 2024 was $1.5 million compared to $12,000 for the year ended December 31, 2023.

•First Guaranty had $0.3 million of other real estate owned as of December 31, 2024 compared to $1.3 million at December 31, 2023.

•The net interest margin for the three months ended December 31, 2024 was 2.32% which was a decrease of 21 basis points from the net interest margin of 2.53% for the same period in 2023. The net interest margin for the year ended December 31, 2024 was 2.47% which was a decrease of 22 basis points from the net interest margin of 2.69% for the year ended December 31, 2023. Loans as a percentage of average interest earning assets decreased to 77.4% at December 31, 2024 compared to 82.8% at December 31, 2023.

•Investment securities totaled $602.7 million at December 31, 2024, an increase of $198.6 million when compared to $404.1 million at December 31, 2023. At December 31, 2024, available for sale securities, at fair value, totaled $281.1 million, an increase of $197.6 million when compared to $83.5 million at December 31, 2023. The increase in available for sale securities was primarily due to purchases of Treasury securities, mortgage-backed securities and collateralized mortgage obligations. At December 31, 2024, held to maturity securities ("HTM"), at amortized cost and net of the allowance for credit losses, totaled $321.6 million, an increase of $1.0 million when compared to $320.6 million at December 31, 2023. The allowance for credit losses for HTM securities was $0.2 million at December 31, 2024, an increase of $0.1 million when compared to $0.1 million at December 31, 2023.

•Total loans net of unearned income were $2.7 billion at December 31, 2024, a net decrease of $54.9 million from December 31, 2023. Total loans net of unearned income are reduced by the allowance for credit losses which totaled $34.8 million at December 31, 2024 and $30.9 million at December 31, 2023, respectively.

•Nonaccrual loans increased $83.3 million to $108.5 million at December 31, 2024 compared to $25.2 million at December 31, 2023. The increase in total nonaccrual loans was concentrated primarily in non-farm non-residential and multifamily loans.

•At December 31, 2024, the largest 6 non-performing loan relationships comprise 76% of total non-performing loans. Additional details on the non-performing relationships are as follows:
1.A $28.7 million loan relationship secured by an assisted living center located in Louisiana; the loan was placed on nonaccrual in the fourth quarter of 2024.
2.A $26.0 million loan relationship secured by a multifamily apartment complex located in Texas; the loan was placed on nonaccrual in the fourth quarter of 2024.
3.A $23.0 million loan relationship was placed on nonaccrual at June 30, 2024. The loan relationship originally totaled $37.0 million and was secured by five retail shopping center properties located in the Midwest. First Guaranty initiated liquidation of the collateral with two properties sold in the fourth quarter of 2024. The proceeds, net of charge-offs, reduced the balance to $23.0 million. First Guaranty anticipates continued reduction in this loan relationship through additional sales of properties in 2025.
4.A $7.4 million loan relationship contractually matured at the end of the third quarter of 2024 and was greater than 90 days at December 31, 2024. The loan is secured by land located in Texas. First Guaranty anticipates satisfactorily renewing this relationship in the first quarter of 2025 and moving back to the performing loan category.
5.A $4.0 million loan relationship contractually matured at the end of the third quarter of 2024 and was greater than 90 days at December 31, 2024. The loan is secured by a hotel located in Louisiana. First Guaranty and the borrower satisfactorily renewed the relationship in January 2025. It was removed from the nonperforming category and moved to performing in January of 2025.
6.A $2.0 million loan relationship secured by a one- to four- family residential property located in West Virginia; the loan was placed on nonaccrual at June 30, 2024.

•First Guaranty charged off $4.9 million in loan balances during the fourth quarter of 2024. The details of the $4.9 million in charged-off loans were as follows:
1.First Guaranty charged off $0.4 million in consumer loans during the fourth quarter of 2024. The consumer loan charge offs included $0.1 million in credit card loans, $0.1 million of loans secured by automobiles or equipment, and $0.2 million in unsecured loans.
2.First Guaranty charged off $3.9 million on a non-farm non-residential loan relationship during the fourth quarter of 2024. This relationship had remaining principal balance of $23.0 million at December 31, 2024.
3.Smaller loans and overdrawn deposit accounts comprised the remaining $0.6 million of charge-offs for the fourth quarter of 2024.

•Return on average assets for the three months ended December 31, 2024 and 2023 was 0.10% and 0.15%, respectively. Return on average assets for the years ended December 31, 2024 and 2023 was 0.34% and 0.28%, respectively. Return on average common equity for the three months ended December 31, 2024 and 2023 was 0.76% and 1.37%, respectively. Return on average common equity for the years ended December 31, 2024 and 2023 was 4.58% and 3.36% respectively. Return on average assets is calculated by dividing annualized net income by average assets. Return on average common equity is calculated by dividing annualized net income by average common equity.

•Book value per common share was $17.75 as of December 31, 2024 compared to $17.36 as of December 31, 2023. Tangible book value per common share was $16.48 as of December 31, 2024 compared to $16.03 as of December 31, 2023.

•First Guaranty's Board of Directors declared cash dividends of $0.01 and $0.16 per common share in the fourth quarter of 2024 and 2023. First Guaranty has paid 126 consecutive quarterly dividends as of December 31, 2024.

•First Guaranty paid preferred stock dividends of $2.3 million during the years ended December 31, 2024 and 2023.

About First Guaranty

First Guaranty Bancshares, Inc. is the holding company for First Guaranty Bank, a Louisiana state-chartered bank. Founded in 1934, First Guaranty Bank offers a wide range of financial services and focuses on building client relationships and providing exceptional customer service. First Guaranty Bank currently operates thirty-five locations throughout Louisiana, Texas, Kentucky and West Virginia. First Guaranty’s common stock trades on the NASDAQ under the symbol FGBI. For more information, visit www.fgb.net.

Forward Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended with respect to the financial condition, liquidity, results of operations, and future performance of the business of First Guaranty Bancshares, Inc. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” We caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. These forward-looking statements are subject to a number of factors and uncertainties, including, without limitation, the “Risk Factors” referenced in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and other risks and uncertainties listed from time to time in our reports and documents filed with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

No Offer or Solicitation

This release does not constitute or form part of any offer to sell, or a solicitation of an offer to purchase, any securities of First Guaranty. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share data)	December 31, 2024	December 31, 2023
Assets
Cash and cash equivalents:
Cash and due from banks	$563,778	$286,114
Federal funds sold	430	341
Cash and cash equivalents	564,208	286,455

Interest-earning time deposits with banks	250	—

Investment securities:
Available for sale, at fair value	281,097	83,485
Held to maturity, at cost and net of allowance for credit losses of $150 and $80 (estimated fair value of $251,458 and $253,584 respectively)	321,622	320,638
Investment securities	602,719	404,123

Federal Home Loan Bank stock, at cost	9,706	13,390
Loans held for sale	—	—

Loans, net of unearned income	2,693,780	2,748,708
Less: allowance for credit losses	34,811	30,926
Net loans	2,658,969	2,717,782

Premises and equipment, net	67,789	69,792
Goodwill	12,900	12,900
Intangible assets, net	3,474	4,298
Other real estate, net	319	1,250
Accrued interest receivable	14,850	15,713
Other assets	37,544	27,069
Total Assets	$3,972,728	$3,552,772

Liabilities and Shareholders' Equity
Deposits:
Noninterest-bearing demand	$404,056	$442,755
Interest-bearing demand	1,387,068	1,526,628
Savings	234,444	218,986
Time	1,450,692	820,725
Total deposits	3,476,260	3,009,094

Short-term advances from Federal Home Loan Bank	—	50,000
Short-term borrowings	—	10,000
Repurchase agreements	7,009	6,297
Accrued interest payable	20,437	11,807
Long-term advances from Federal Home Loan Bank	135,000	155,000
Senior long-term debt	15,169	39,099
Junior subordinated debentures	44,745	15,000
Other liabilities	19,059	6,844
Total Liabilities	3,717,679	3,303,141

Shareholders' Equity
Preferred stock, Series A - $1,000 par value - 100,000 shares authorized
Non-cumulative perpetual; 34,500 issued and outstanding	33,058	33,058
Common stock, $1 par value - 100,600,000 shares authorized; 12,504,717 and 12,475,424 shares issued and outstanding	12,505	12,475
Surplus	149,389	149,085
Retained earnings	72,965	67,972
Accumulated other comprehensive (loss) income	(12,868)	(12,959)
Total Shareholders' Equity	255,049	249,631
Total Liabilities and Shareholders' Equity	$3,972,728	$3,552,772
See Notes to Consolidated Financial Statements

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
	Three Months Ended December 31,		Years Ended December 31,
(in thousands, except share data)	2024	2023	2024	2023
Interest Income:
Loans (including fees)	$46,101	$45,294	$190,382	$167,140
Deposits with other banks	5,652	2,549	17,399	6,268
Securities (including FHLB stock)	5,967	2,471	13,925	9,601
Total Interest Income	57,720	50,314	221,706	183,009

Interest Expense:
Demand deposits	14,339	16,056	65,331	60,243
Savings deposits	1,245	1,136	5,173	3,554
Time deposits	16,517	8,663	49,166	23,967
Borrowings	3,042	3,413	13,598	10,540
Total Interest Expense	35,143	29,268	133,268	98,304

Net Interest Income	22,577	21,046	88,438	84,705
Less: Provision for credit losses	6,021	2,225	20,034	3,714
Net Interest Income after Provision for Credit Losses	16,556	18,821	68,404	80,991

Noninterest Income:
Service charges, commissions and fees	846	940	3,189	3,401
ATM and debit card fees	780	793	3,132	3,242
Net gains on securities	—	—	—	—
Net gains on sale of loans	—	—	1,481	12
Net gains on sale of assets	62	12	13,306	23
Other	812	827	3,631	3,899
Total Noninterest Income	2,500	2,572	24,739	10,577

Total Business Revenue, Net of Provision for Credit Losses	19,056	21,393	93,143	91,568

Noninterest Expense:
Salaries and employee benefits	7,866	10,057	38,304	40,422
Occupancy and equipment expense	2,831	2,485	10,187	9,027
Other	7,191	7,233	28,646	30,223
Total Noninterest Expense	17,888	19,775	77,137	79,672

Income Before Income Taxes	1,168	1,618	16,006	11,896
Less: Provision for income taxes	158	315	3,558	2,677
Net Income	1,010	1,303	12,448	9,219
Less: Preferred stock dividends	582	582	2,329	2,329
Net Income Available to Common Shareholders	$428	$721	$10,119	$6,890

Per Common Share:
Earnings	$0.03	$0.06	$0.81	$0.62
Cash dividends paid	$0.01	$0.16	$0.41	$0.64

Weighted Average Common Shares Outstanding	12,504,717	11,587,810	12,501,035	11,165,303
See Notes to Consolidated Financial Statements

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Three Months Ended December 31, 2024			Three Months Ended December 31, 2023
(in thousands except for %)	Average Balance	Interest	Yield/Rate (5)	Average Balance	Interest	Yield/Rate (5)
Assets
Interest-earning assets:
Interest-earning deposits with banks	$455,769	$5,652	4.93%	$192,007	$2,549	5.27%
Securities (including FHLB stock)	689,040	5,967	3.45%	415,691	2,471	2.36%
Federal funds sold	2,326	—	—%	324	—	—%
Loans held for sale	—	—	—%	—	—	—%
Loans, net of unearned income (6)	2,728,126	46,101	6.72%	2,696,928	45,294	6.66%
Total interest-earning assets	3,875,261	$57,720	5.93%	3,304,950	$50,314	6.04%

Noninterest-earning assets:
Cash and due from banks	21,236			18,795
Premises and equipment, net	68,348			66,410
Other assets	30,414			26,943
Total Assets	$3,995,259			$3,417,098

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$1,440,298	$14,339	3.96%	$1,419,494	$16,056	4.49%
Savings deposits	232,269	1,245	2.13%	217,507	1,136	2.07%
Time deposits	1,415,224	16,517	4.64%	804,590	8,663	4.27%
Borrowings	202,901	3,042	5.96%	250,850	3,413	5.40%
Total interest-bearing liabilities	3,290,692	$35,143	4.25%	2,692,441	$29,268	4.31%

Noninterest-bearing liabilities:
Demand deposits	410,083			458,612
Other	38,767			23,769
Total Liabilities	3,739,542			3,174,822

Shareholders' equity	255,717			242,276
Total Liabilities and Shareholders' Equity	$3,995,259			$3,417,098
Net interest income		$22,577			$21,046

Net interest rate spread (1)			1.68%			1.73%
Net interest-earning assets (2)	$584,569			$612,509
Net interest margin (3), (4)			2.32%			2.53%

Average interest-earning assets to interest-bearing liabilities			117.76%			122.75%
(1)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)Net interest margin represents net interest income divided by average total interest-earning assets.
(4)The tax adjusted net interest margin was 2.32% and 2.53% for the above periods ended December 31, 2024 and 2023 respectively. A 21% tax rate was used to calculate the effect on securities income from tax exempt securities for the above periods ended December 31, 2024 and 2023 respectively.
(5)Annualized.
(6)Includes loan fees of $1.5 million and $1.7 million for the three months ended December 31, 2024 and 2023 respectively.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Year Ended December 31, 2024			Year Ended December 31, 2023
(in thousands except for %)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Assets
Interest-earning assets:
Interest-earning deposits with banks	$338,743	$17,399	5.14%	$125,417	$6,268	5.00%
Securities (including FHLB stock)	469,679	13,925	2.96%	415,504	9,601	2.31%
Federal funds sold	1,378	—	—%	374	—	—%
Loans held for sale	—	—	—%	—	—	—%
Loans, net of unearned income (6)	2,776,990	190,382	6.86%	2,607,074	167,140	6.41%
Total interest-earning assets	3,586,790	$221,706	6.18%	3,148,369	$183,009	5.81%

Noninterest-earning assets:
Cash and due from banks	19,891			18,729
Premises and equipment, net	69,548			61,733
Other assets	30,785			27,514
Total Assets	$3,707,014			$3,256,345

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$1,499,959	$65,331	4.36%	$1,448,597	$60,243	4.16%
Savings deposits	230,393	5,173	2.25%	213,025	3,554	1.67%
Time deposits	1,048,118	49,166	4.69%	669,661	23,967	3.58%
Borrowings	235,542	13,598	5.77%	187,019	10,540	5.64%
Total interest-bearing liabilities	3,014,012	$133,268	4.42%	2,518,302	$98,304	3.90%

Noninterest-bearing liabilities:
Demand deposits	414,804			481,456
Other	24,084			18,672
Total Liabilities	3,452,900			3,018,430

Shareholders' equity	254,114			237,915
Total Liabilities and Shareholders' Equity	$3,707,014			$3,256,345
Net interest income		$88,438			$84,705

Net interest rate spread (1)			1.76%			1.91%
Net interest-earning assets (2)	$572,778			$630,067
Net interest margin (3), (4)			2.47%			2.69%

Average interest-earning assets to interest-bearing liabilities			119.00%			125.02%
(1)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)Net interest margin represents net interest income divided by average total interest-earning assets.
(4)The tax adjusted net interest margin was 2.47% and 2.69% for the above periods ended December 31, 2024 and 2023 respectively. A 21% tax rate was used to calculate the effect on securities income from tax exempt securities for the above periods ended December 31, 2024 and 2023 respectively.
(5)Includes loan fees of $7.1 million and $6.0 million for the years ended December 31, 2024 and 2023 respectively.

The following table summarizes the components of First Guaranty's loan portfolio as of December 31, 2024, September 30, 2024, June 30, 2024, and March 31, 2024:

	December 31, 2024		September 30, 2024		June 30, 2024		March 31, 2024
(in thousands except for %)	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category
Real Estate:
Construction & land development	$330,048	12.2%	$323,123	11.6%	$355,216	12.5%	$328,090	11.9%
Farmland	35,991	1.3%	39,569	1.4%	38,493	1.3%	37,534	1.3%
1- 4 Family	450,371	16.7%	471,885	17.0%	457,263	16.1%	456,659	16.5%
Multifamily	165,121	6.1%	162,243	5.8%	160,256	5.6%	165,148	6.0%
Non-farm non-residential	1,159,842	42.9%	1,165,552	42.0%	1,164,117	41.0%	1,133,516	41.1%
Total Real Estate	2,141,373	79.2%	2,162,372	77.8%	2,175,345	76.5%	2,120,947	76.8%
Non-Real Estate:
Agricultural	40,722	1.5%	47,552	1.7%	47,852	1.7%	43,422	1.6%
Commercial and industrial(1)	257,518	9.5%	274,441	9.9%	300,597	10.6%	293,292	10.6%
Commercial leases	220,200	8.2%	248,563	9.0%	269,428	9.5%	253,016	9.2%
Consumer and other	42,267	1.6%	45,672	1.6%	47,836	1.7%	49,458	1.8%
Total Non-Real Estate	560,707	20.8%	616,228	22.2%	665,713	23.5%	639,188	23.2%
Total loans before unearned income	2,702,080	100.0%	2,778,600	100.0%	2,841,058	100.0%	2,760,135	100.0%
Unearned income	(8,300)		(8,949)		(7,708)		(7,905)
Total loans net of unearned income	$2,693,780		$2,769,651		$2,833,350		$2,752,230
(1) Includes PPP loans fully guaranteed by the SBA of $1.6 million, $2.0 million, $2.3 million, and $2.6 million at December 31, 2024, September 30, 2024, June 30, 2024, and March 31, 2024, respectively.

The table below sets forth the amounts and categories of our nonperforming assets at the dates indicated

(in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Nonaccrual loans:
Real Estate:
Construction and land development	$3,624	$2,815	$2,314	$598
Farmland	2,619	1,189	666	903
1- 4 family	10,053	9,563	7,900	8,157
Multifamily	27,542	537	537	537
Non-farm non-residential	54,171	42,414	41,626	9,733
Total Real Estate	98,009	56,518	53,043	19,928
Non-Real Estate:
Agricultural	1,992	1,968	1,379	1,658
Commercial and industrial	6,762	3,711	4,084	4,691
Commercial leases	1,533	3,334	3,552	1,799
Consumer and other	233	257	267	530
Total Non-Real Estate	10,520	9,270	9,282	8,678
Total nonaccrual loans	108,529	65,788	62,325	28,606

Loans 90 days and greater delinquent & accruing:
Real Estate:
Construction and land development	7,394	—	—	—
Farmland	—	—	—	—
1- 4 family	—	77	77	—
Multifamily	—	—	—	—
Non-farm non-residential	4,108	—	122	14,600
Total Real Estate	11,502	77	199	14,600
Non-Real Estate:
Agricultural	—	—	—	58
Commercial and industrial	—	—	—	—
Commercial leases	—	—	—	—
Consumer and other	—	—	—	—
Total Non-Real Estate	—	—	—	58
Total loans 90 days and greater delinquent & accruing	11,502	77	199	14,658

Total non-performing loans	120,031	65,865	62,524	43,264

Real Estate Owned:
Real Estate Loans:
Construction and land development	226	203	201	282
Farmland	—	—	—	—
1- 4 family	3	267	141	312
Multifamily	—	—	—	—
Non-farm non-residential	90	690	690	690
Total Real Estate	319	1,160	1,032	1,284
Non-Real Estate Loans:
Agricultural	—	—	—	—
Commercial and industrial	—	—	—	—
Commercial leases	—	—	—	—
Consumer and other	—	—	—	—
Total Non-Real Estate	—	—	—	—
Total Real Estate Owned	319	1,160	1,032	1,284

Total non-performing assets	$120,350	$67,025	$63,556	$44,548

Non-performing assets to total loans	4.47%	2.42%	2.24%	1.62%
Non-performing assets to total assets	3.03%	1.71%	1.76%	1.25%
Non-performing loans to total loans	4.46%	2.38%	2.21%	1.57%
Nonaccrual loans to total loans	4.03%	2.38%	2.20%	1.04%
Allowance for credit losses to nonaccrual loans	32.08%	50.59%	48.60%	109.94%
Net loan charge-offs to average loans	0.64%	0.62%	0.76%	0.29%

The following table presents, for the periods indicated, the major categories of other noninterest expense:

	Three Months Ended December 31,		Years Ended December 31,
(in thousands)	2024	2023	2024	2023
Other noninterest expense:
Legal and professional fees	$1,363	$880	$4,465	$5,709
Data processing	358	541	1,555	2,100
ATM fees	431	533	1,668	1,804
Marketing and public relations	241	455	1,240	1,927
Taxes - sales, capital, and franchise	347	599	2,237	2,263
Operating supplies	90	114	336	778
Software expense and amortization	1,270	1,514	5,093	5,282
Travel and lodging	86	244	685	1,362
Telephone	46	118	424	382
Amortization of core deposit intangibles	174	174	696	696
Donations	26	21	267	595
Net costs from other real estate and repossessions	294	(86)	827	157
Regulatory assessment	1,583	1,024	4,688	3,136
Other	882	1,102	4,465	4,032
Total other noninterest expense	$7,191	$7,233	$28,646	$30,223

Non-GAAP Financial Measures

Our accounting and reporting policies conform to accounting principles generally accepted in the United States, or GAAP, and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional metrics. Tangible book value per share and the ratio of tangible equity to tangible assets are not financial measures recognized under GAAP and, therefore, are considered non-GAAP financial measures.

Our management, banking regulators, many financial analysts and other investors use these non-GAAP financial measures to compare the capital adequacy of banking organizations with significant amounts of preferred equity and/or goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions. Tangible equity, tangible assets, tangible book value per share or related measures should not be considered in isolation or as a substitute for total shareholders' equity, total assets, book value per share or any other measure calculated in accordance with GAAP. Moreover, the manner in which we calculate tangible equity, tangible assets, tangible book value per share and any other related measures may differ from that of other companies reporting measures with similar names.

The following table reconciles, as of the dates set forth below, shareholders' equity (on a GAAP basis) to tangible equity and total assets (on a GAAP basis) to tangible assets and calculates our tangible book value per share.

	At December 31,
(in thousands except for share data and %)	2024	2023	2022	2021	2020
Tangible Common Equity
Total shareholders' equity	$255,049	$249,631	$234,991	$223,889	$178,591
Adjustments:
Preferred	33,058	33,058	33,058	33,058	—
Goodwill	12,900	12,900	12,900	12,900	12,900
Acquisition intangibles	2,962	3,658	4,355	5,051	5,815
Other intangibles	100	100	—	—	—
Tangible common equity	$206,029	$199,915	$184,678	$172,880	$159,876
Common shares outstanding	12,504,717	12,475,424	10,716,796	10,716,796	10,716,796
Book value per common share	$17.75	$17.36	$18.84	$17.81	$16.66
Tangible book value per common share	$16.48	$16.03	$17.23	$16.13	$14.92
Tangible Assets
Total Assets	$3,972,728	$3,552,772	$3,151,347	$2,878,120	$2,473,078
Adjustments:
Goodwill	12,900	12,900	12,900	12,900	12,900
Acquisition intangibles	2,962	3,658	4,355	5,051	5,815
Other intangibles	100	100	—	—	—
Tangible Assets	$3,956,766	$3,536,114	$3,134,092	$2,860,169	$2,454,363
Tangible common equity to tangible assets	5.21%	5.65%	5.89%	6.04%	6.51%